Exhibit 5.1

Ernest M. Stern Akerman LLP The Victor Building 750 9th Street, N.W., Suite 750 Washington, DC 20001 Tel: 202.393.6222 Fax: 202.393.5959

April 11, 2014

Mymetics Corporation
c/o Mymetics S.A.
Biopole
Route de la Corniche, 4
1066 Epalinges
Switzerland

Re:            Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Mymetics Corporation, a Delaware corporation (the “Corporation”), in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Corporation with the Securities and Exchange Commission (the "Commission") on April _, 2014 pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering of up to 30,000,000 shares the "Shares") of the Corporation’s common stock (the “Common Stock”) issuable under the Corporation’s 2013 Stock Incentive Plan (the "Plan").

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or implied beyond the opinions expressly so stated.

We have acted as your counsel in connection with the preparation of the Registration Statement and the Plan. In connection with this opinion letter, we have examined the Registration Statement, the Plan, and such corporate records, documents, instruments and certificates of public officials and of the Corporation that we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion set forth below.

With your permission, we have made and relied upon the following assumptions, without any investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (i) all corporate records furnished to us by the Corporation are accurate and complete; (ii) the Registration Statement and the Plan to be filed by the Corporation with the Commission are identical to the forms of the documents that we have reviewed; (iii) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; (iv) the Corporation will sell and issue the Shares in accordance with the manner described in the Registration Statement and the Plan; and (v) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic, all documents submitted to us as certified, facsimile or photostatic copies conform to the originals of such documents, all such original documents are authentic, the signatures on all documents are genuine, and all natural persons who have executed any of the documents have the legal capacity to do so.

Mymetics Corporation
April 11, 2014

Based on the foregoing, and subject to the further assumptions and qualifications set forth herein, it is our opinion that the Shares have been duly authorized and when the Shares are issued and delivered in accordance with the Plan, including full payment therefore, the Shares will be validly issued, fully paid and non-assessable shares of the Corporation's common stock.

We express no opinion as to matters governed by laws of any jurisdiction other than the federal laws of the United States and the Delaware General Corporation Law. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.  Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the Plan, other than as expressly stated herein with respect to the Shares.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter with the Commission in connection with the filing of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Respectfully yours,

/s/Akerman LLP

AKERMAN LLP